UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2014
Date of Report (Date of earliest event reported)

Silverton Energy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	98-0680168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

297 Kingsbury Grade, Suite 208, Stateline, NV 89449
(Address of principal executive offices)

775-589-2176
(Issuer’s Telephone Number)

Meta Gold, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.07.

Item 8.01	Other Events

In our Information Statement filed on a Definitive Schedule 14-C with the U.S. Securities and Exchange Commission on November 6, 2014 and subsequently mailed to the non-objecting beneficial owners of our stock, we notified our stockholders of certain actions that had been approved by our sole director and majority stockholder.  These actions were approved by our sole director and our majority stockholder, representing approximately 60% of all of the votes of our outstanding capital stock in a written consent in lieu of a meeting of the board and in lieu of a meeting of stockholders (the “Written Consent”) on October 10, 2014.  The approved corporate actions were to:

●
enact a reverse stock split whereby every two shares of common stock held by a stockholder were to be exchanged for one share of our common stock with any fractional shares to be rounded up to the nearest whole share (the “Reverse Stock Split”),

●	amend our Articles of Incorporation to increase our authorized share capital from 250,000,000 shares of common stock to 500,000,000 shares of common stock (the “Capital Increase”) and

●	amend our Articles of Incorporation to change our name from “Meta Gold, Inc.” to “Silverton Energy, Inc.” (the “Name Change”).

We filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209 to enact the Reverse Stock Split on December 2, 2014.  As a result, the number of outstanding shares of our common stock was reduced on December 2, 2013 from 104,849,750 shares to approximately 52,424,875 shares. The respective relative voting rights and other rights that accompany the common stock were not altered by the Reverse Stock Split, the number of shareholders was not altered by the Reverse Stock Split and the common stock will continue to have a par value of $0.001 per share.

We filed with the Nevada Secretary of State a Certificate of Amendment to our Articles of Incorporation to enact the Capital Increase and the Name Change on December 2, 2014.  As a result, the number of shares of common stock that we are authorized to issue increased from 250,000,000 to 500,000,000, and the name of our company is now “Silverton Energy, Inc.”  The amendment did not affect the par value of our common stock, $0.001 per share.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d)Exhibits.

Exhibit	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation, dated December 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERTON ENERGY, INC.
Date: December 3, 2014	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: President, Chief Executive Officer, Director